UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 22, 2016

ADAPTIMMUNE THERAPEUTICS PLC

(Exact name of registrant as specified in its charter)

England and Wales	1-37368	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 Park Drive, Milton Park

Abingdon, Oxfordshire OX14 4RY

United Kingdom

(Address of principal executive offices, including zip code)

(44) 1235 430000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02.   Termination of a Material Definitive Agreement.

On November 22, 2016, Adaptimmune Therapeutics plc (the “Company”) received notices from Immunocore Limited (“Immunocore”) to end subleases of Building 91, Milton Park, Oxfordshire (“Building 91”) effective June 1, 2017.

The formal termination of these subleases is part of a plan, which the Company has worked on in collaboration with Immunocore, to ensure the smooth transition of the Company’s staff from Building 91 into the Company’s new 67,100 square foot building at Milton Park, Oxfordshire (“Building 60”) in the first half of 2017. Building 60 comprises laboratory and office space and has been designed to accommodate the Company’s research and development and U.K. corporate operations.

As previously reported, the Company entered into a lease of Building 60 directly with MEPC Milton Park, the owner of Milton Park, on October 24, 2016, following the completion of the building and pursuant to a lease agreement between the Company and MEPC Milton Park.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ADAPTIMMUNE THERAPEUTICS PLC

Date: November 25, 2016	By:	/s/ Margaret Henry
Name: Margaret Henry
Title: Corporate Secretary